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[MOSS-ADAMS LLP LETTERHEAD APPEARS HERE]



                                                                    EXHIBIT 23.4


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of Amendment No. 2 (Registration No. 333-34383) of this Registration Statement of Group Maintenance America Corp., on Form S-4 of our report dated April 18, 1997, except for Note 11, as to which the date is August 18, 1997, relating to the financial statements of MacDonald-Miller Industries, Inc., which appear in such Prospectus. We also consent to the reference to our Firm under the heading "Experts" in the Prospectus.


/s/ Moss Adams L.L.P.


Seattle, Washington
October 10, 1997